Exhibit 10.2
Prepared by:
Sonabank
550 Broadview Ave, #LL
Warrenton, Va 20186
AMENDMENT TO NOTE
Date: August 20, 2009
Loan# 52-01000295
BORROWER: Halifax Corporation of Virginia
AMOUNT OF ORIGINAL NOTE: $1,500,000.00
DATE OF ORIGINAL NOTE: June 15, 2009
ORIGINAL MATURITY DATE: June 15, 2010
Amendments to Note are as follows:
1.	Lender has agreed to increase the line by $1,500,000.00 to $3,000,000.00.

2.	Standby Agreement is being amended to allow for quarterly interest payments on the subordinate debt as long as the company maintains a debt service coverage ratio of 1.25.

3.	Borrower may lease or finance equipment up to $250,000 without Lender consent.

4.	Lender is releasing the personal guarantees of Charles McNew and Joseph Sciacca.

5.	The lockbox fee is increasing to $625.00 per month.
ALL OTHER TERMS REMAIN UNCHANGED.
Fees incurred with this Amendment are as follows and are to be collected at time of signature.
Loan Fee: -$15,000.00-
Document Preparation: -$100-
(Fees and interest to be debited from account #120001961)

BY: Halifax Corporation of Virginia	Sonabank

/s/ Joseph Sciacca

BY: Joseph Sciacca	BY: Mary Ellen Clancy, VP
COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF FAIRFAX; to wit:
     The foregoing Amendment was acknowledged before me in the foregoing jurisdiction this 26th day of August 2009, by Joseph Sciacca.

/s/ Suzanne K. Green
Notary Public

My commission expires: September 30, 2009 Registration #: 123531